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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 6, 2006

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

154 Avenue E Bayonne, NJ 07002
(Address of principal executive offices)(Zip Code)

(201) 436-9200
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2006, the Compensation Committee approved an increase to the corporate-level bonus targets based on our operating income for all participants in the Maidenform Brands, Inc. 2005 Annual Performance Bonus Plan (the “Plan”) for the 2006 fiscal year.  After giving effect to such increase, the maximum aggregate bonus level for an individual under the Plan will be no greater than 180% of such individual’s target annual incentive.  Extraordinary and non-recurring items will be disregarded in determining whether operating income has been achieved and the Compensation Committee may make such other adjustments as provided in the Plan, which was previously filed as an exhibit to our Registration Statement on Form S-1.  Certain designated key employees, including our named executive officers, are generally eligible to participate in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: April 12, 2006	By:	/s/ Dorvin D. Lively
Name: Dorvin D. Lively
Title: Chief Financial Officer